UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 1, 2014
Date of Report (date of earliest event reported)

LEGEND OIL AND GAS LTD.
 (Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1218 3rd Avenue, Suite 505
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 206-910-2687

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 1, 2014, Legend Oil and Gas, Ltd. (the “Company”) received a Notice of Event of Default from Hillair Capital Investments LLP (“Hillair”) with respect to the 8% Original Issue Discount Senior Secured Convertible Debenture dated July 11, 2013 in the amount of $1,008,000 and the 8% Original Issue Discount Senior Secured Convertible Debenture dated November 26, 2013 in the amount of $616,000 (collectively the “Debentures”).

Hillair states that the Company is in default under the Debentures and has demanded payment in full of all amounts owing under the Debentures. Hillair further states that the total amount due is $2,111,200 plus accruing interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2014	LEGEND OIL AND GAS LTD
	By:	/s/Marshall Diamond-Goldberg
Marshall Diamond-Goldberg President